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EXHIBIT 1.0

                            WINDHAM SECURITIES, INC.
                              525B MID ISLAND PLAZA
                              HICKSVILLE, NY 11801


                                __________, 2001


Nicholas J. Seccafico, Jr., Chief
Executive Officer
Pathfinder Business Resources, Inc.
33 Eleventh Avenue
Huntington Station, New York 11746

Re: Underwriter's Agreement regarding Windham Securities, Inc. and Pathfinder Business Resources, Inc.

Gentlemen:

         Pathfinder Business Resources, Inc., a New York corporation (the "Company"), of 33 Eleventh Avenue, Huntington Station, New York 11746, hereby confirms its agreement with Windham Securities, Inc. ("Windham"), for use of the services and facilities of Windham for purposes of underwriting the Company's public offering on the following terms and conditions:

         Company's offering is a Best Efforts minimum offering of 120,000 common shares at an initial public offering price of $2.50 per share with a maximum offering of 400,000 common shares at an initial public offering price of $2.50 per share with all funds derived from the sales to be deposited with an escrow agent listed herein.

                                    SECTION 1

                            DESCRIPTION OF SECURITIES

         The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date, will be as set forth in the Registration Statement and Prospectus. The Company proposes to issue through Windham a minimum of 120,000 shares and a maximum of 400,000 common shares of the Company's $.001 par value common stock.



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                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         2.01 REGISTRATION STATEMENT AND PROSPECTUS. A Registration Statement on Form SB-2 (the "Registration Statement") with respect to the shares, including the related Prospectus, copies of which have heretofore been delivered by the Company to Windham, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission.

         2.02 ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Stock, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

         2.03 FINANCIAL STATEMENTS. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus will present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply.

         2.04 INDEPENDENT PUBLIC ACCOUNTANT. Baron & Baron, which has certified or shall certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the rules and regulations.


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         2.05 NO MATERIAL ADVERSE CHANGE. Subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the prospectus; (iv) there shall not have been nor will there be any change in the capital stock or long-term debt of the Company (except current payments); and (v) the Company has not and will not have paid or declared any dividends or other distributions on its common stock.

         2.06 NO DEFAULTS. The Company is not in any default which has not been waived in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company.

         2.07 INCORPORATION AND STANDING. The Company is and at the Closing Date will be duly incorporated and validly existing in good standing as a corporation under the laws of the State of New York with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement.

         2.08 LEGALITY OF OUTSTANDING STOCK. The outstanding common stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Securities Act of 1933.

         2.09 LEGALITY OF STOCK AND WARRANTS. The Stock and Warrant Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable.

         2.10 LITIGATION. Except as set forth in the Registration Statement and Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company.


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         2.11 AUTHORITY. The execution and delivery by the Company of this
Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

                                    SECTION 3

                         PURCHASE AND SALE OF THE STOCK

         3.01 GENERAL AND COMMISSION. The Company is offering to the public 400,000 shares of common stock at an initial public offering price of $2.50 per share. The Company agrees to a 10% commission on all shares sold by Windham, the underwriter herein for a minimum of $30,000.00 in the event only 120,000 shares are sold and a maximum of $100,000.00 in the event all 400,000 shares are sold.

         3.02 PUBLIC OFFERING PRICE. After the Commission notifies the Company that the Registration Statement has become effective, Windham shall offer the Stock to the public at a public offering price of $2.50 per share as set forth in the Prospectus.

         3.03 UNDERWRITER'S EXPENSE ALLOWANCE. It is understood that the Company shall reimburse Windham for its expenses on a nonaccountable basis in the amount of 3% of the gross proceeds from the offering which means $9,000.00 to Windham if the minimum is sold and $30,000.00 if the maximum is sold. Windham acknowledges receipt of a $10,000 advance toward its non-accountable expense allowance. In the event that the Company sells less than 133,334 shares in this offering, the $10,000 advance will first be applied to the non-accountable expense allowance and the balance to the consulting fee referenced referenced in
Section 3.05. In the event that the offering is not successfully completed, Winham shall account to the Company for the advance and return to the Company any portion of the advance that has not been accounted for in accordance with NASD By-Laws.

         3.04. The Prior Underwriter. The Company paid $15,000 to Creative Capital Management Corp., the prior underwriter of our offering as an advance toward its then non-accountable expense allowance. Subsequently, Creative withdrew is membership from the NASD. Creative has not refunded any portion of the $15,000 to us and no credit will be given to the Company by Windham.

         3.05 CONSULTING AGREEMENT. Company and Windham shall enter into a one year consulting agreement whereby Windham shall provide to Company consulting services. The aggregate fee due Windham for such consulting services shall be an amount equal to two (2%) percent of the gross proceeds of the offering and shall be paid in full upon the closing date of the offering. A separate consulting agreement has been prepared and entered into by the parties hereto.


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         3.06 PAYMENT FOR STOCK. Payment for sales of stock shall be made by
Windham to an escrow account with Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, New York 10004.

         3.07 UNDERWRITERS WARRANTS. The Company agrees to sell Windham at the closing of the offering one (1) warrant to purchase one (1) share of Company's common stock for every ten (10) shares of common stock sold by Windham in the offering. The Underwriters warrant shall not be transferable for a period of One
(1) year after the effective date of the Registration Statement except to other underwriters, selling group members and/or officers or partners. The warrant shall have a term of Five (5) years and shall be exercisable at $3.75 per share and shall have such registration rights as are provided in the Underwriting section of the Prospectus. A more detailed Underwriter's Warrant has been prepared between Company and Windham and is incorporated by reference hereto.

                                    SECTION 4

                            COVENANTS OF THE COMPANY

         4.01 BLUE SKY. The Company counsel agrees to use reasonable efforts to qualify the stock being offered for sale under the so-called Blue-Sky laws of the States of Connecticut, Florida, Georgia, Illinois, New Jersey, and New York. The fees and expenses associated with compliance with the Blue Sky laws of the states above listed shall be paid by Company. A fee of $5,000 has been paid to Underwriter's counsel for review of Company counsel blue sky filings. Any other states requiring Blue Sky registration may be added as from time to time required by Company or Windham after consultation.

         4.02 FINANCIAL STATEMENTS. The Company at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Stock may be qualified.

         4.03 REPORTS AND FINANCIAL STATEMENTS TO UNDERWRITER. The Company shall deliver to Windham all financial information, including but not limited to all annual reports as well as copies of all other statements, documents or other information which the Company shall mail or otherwise make available to any class of its security holders or shall file with the commission.


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         4.04 PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company
will prepare and file promptly with the Commission, upon request of Windham, such amendments or supplements to Registration Statement or Prospectus, as from time to time may be necessary in connection with the offering or distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

         4.05 APPLICATION OF PROCEEDS. The Company will apply the net proceeds from the sale of the Stock substantially in the manner set forth in the Registration Statement and Prospectus.

                                    SECTION 5

                                INDEMNIFICATIONS

         5.01 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless Windham and each person who controls any underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Stock under the Blue Sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         5.02 INDEMNIFICATION BY WINDHAM. Windham severally agrees, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus or any application or other document filed in any state or jurisdiction in order to qualify the Stock under the blue sky or securities laws thereof, if such statement or omission was made in reliance upon information peculiarly within Windham's knowledge and furnished in writing to the Company by Windham on its behalf specifically for use in connection with the preparation thereof or supplement thereto.



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                                    SECTION 6

                            EFFECTIVENESS OF CONTRACT

         This Contract shall become effective upon release by Windham of the Stock for offering after the effective date.

                                    SECTION 7

                   CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS

         Windham's obligations hereunder to act as agent for the sale of the shares and to make payment to the Company hereunder on the Closing Date of the offering shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the performance of the Company of all of its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

         7.01 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective on or prior to ___________, 2001, or such later date as the Company and Windham agree to.

         7.02 ACCURACY OF REGISTRATION STATEMENT. Windham shall not have disclosed in writing to the Company that the Registration Statement of Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact, which in the opinion of Windham's counsel is material.

         7.03 CASUALTY AND OTHER CALAMITY. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity.

         7.04 LITIGATION AND OTHER PROCEEDINGS. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency wherein an unfavorable ruling, decision or finding would materially adversely affect the business of the Company considered as an entity.


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         7.05 TENDER OF DELIVERY OF STOCK. All of the Stock being offered by the
Company and the Warrants being purchased from the Company by the Underwriter shall be tendered for delivery in accordance with the terms and provisions of this Agreement.
         7.06 BLUE-SKY QUALIFICATION. The Stock shall be qualified in such states as the Company and Windham determine, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                                    SECTION 8

                                   TERMINATION

         8.01 IN GENERAL. This Agreement shall be for a period of time from the effective date of the Registration Statement as specified in the Prospectus and shall automatically terminate on its own terms based upon the inability to sell a minimum of 120,000 common shares within the offering period, in which case all funds raised shall promptly be reimbursed by the Escrow Agent directly to the purchasers without interest or deduction therefrom.

         8.02 RENEWAL. This Agreement shall be subject to renewal in accordance with the terms specified in the Prospectus.

         8.03 EFFECT OF TERMINATION. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of one party thereto. Company shall be obligated to pay its own costs and expenses.

                                   SECTION 9

                  UNDERWRITERS' REPRESENTATIONS AND WARRANTIES

         Windham represents and warrants to and agrees with the Company that:

         9.01 REGISTRATION AS BROKER-DEALER AND MEMBER OF NASD. Windham is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in all states in which it conducts business and is a member in good standing of the National Association of Securities Dealers, Inc.

         9.02 NO PENDING PROCEEDINGS. There is not now pending or threatened against Windham any action or proceeding of which it has been advised , either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning its activities as a broker or dealer, nor has Windham been named as a "cause" in any such action or proceeding.



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                                   SECTION 10

                                     NOTICE

         Except as otherwise expressly provided in this Agreement:

         10.01 NOTICE TO THE COMPANY. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

Nicholas J. Seccafico, Jr.
Chief Executive Officer
Pathfinder Business Resources, Inc.
33 11th Avenue
Huntington Station, New York 11746

         10.02 NOTICE TO THE UNDERWRITER. Whenever notice is required by the provisions of this Agreement to be given to Windham, such notice shall be given in writing addressed to Windham at the address below:

Mr. James Taormina
Windham Securities, Inc.
525B Mid Island Plaza
Hicksville, NY  11801

                                   SECTION 11

                                  MISCELLANEOUS

         11.01 BENEFIT. This Agreement is made solely for the benefit of Windham and the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         11.02 SURVIVAL. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement shall survive and remain in full force and effect.

         11.03 MODIFICATION. This Agreement may only be modified by an instrument in writing duly executed by the Company's authorized representative and Windham and its authorized representative.


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         11.04 ENTIRE AGREEMENT. This Agreement contains the entire understanding among Company and Windham and there exist no other oral or written agreements which may amend or change this Agreement.

         11.05 GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of New York.

         11.06 COUNTERPARTS. This Agreement may be executed in any number of facsimile counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the Agreement between Company and Windham and if so then please affirm your agreement hereto by placing your signatures below.

                             PATHFINDER BUSINESS RESOURCES, INC.


                             By:
                                 ------------------------------------------
                                 Nicholas Seccafico, President
ATTEST:

----------------------------
Secretary

WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND WINDHAM.

                              WINDHAM SECURITIES, INC.


                              By:
                                  ----------------------------------------
                                   James Taormina, President










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